Exhibit 16.1

December 31, 2003

Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

Re:      eMagin Corporation
         File No.  000-24757


Dear Sir or Madam:

We have read Item 4 of the Form 8-K of eMagin Corporation dated December 31, 2003, and agree with the statements concerning our Firm contained therein.


Very truly yours,



Grant Thornton LLP